UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 6, 2011

JAMMIN JAVA CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52161	26-4204714
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

8200 Wilshire Blvd., Suite 200, Beverly Hills CA 90211
       (Address of principal executive offices and Zip Code)

323-556-0746
Registrant’s telephone number, including area code:

None
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

We are filing this Amendment No. 1 to our Current Report on Form 8-K, as originally filed with the Securities and Exchange Commission on September 7, 2011, to amend the description of the Registrant’s change in its certifying accountant under Item 4.01.

Item 4.01    Change in Registrant’s Certifying Accountant.

On September 6, 2011, Jammin Java Corp. (the “Company”) terminated its engagement of KBL, LLP (“KBL”) as its independent registered public accounting firm.  On September 7, 2011, the Company engaged Squar, Milner, Peterson, Miranda & Williamson, LLP (“Squar Milner”) to serve as its independent registered public accounting firm effective for the Company’s quarter ended July 31, 2011.

During the period from September 24, 2004 (Inception) to September 6, 2011, the reports on the Company’s financial statements did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the audit report on the Company's January 31, 2011 and 2010 financial statements included in its Form 10K for the year ended January 31, 2011 included a paragraph which expressed substantial doubt about the Company's ability to continue as a going concern.

During the period from June 7, 2011 to September 6, 2011, (i) there were no disagreements between the Company and KBL on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of KBL would have caused KBL to make reference to the subject matter of the disagreement in connection with its reports on the Company’s financial statements; and (ii) there were no reportable events as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K.  KBL was engaged subsequent to when the reportable events listed in the following paragraph were initially disclosed in the Company's Form 10-K for the year ended January 31, 2011.

In connection with the annual assessment of the Company’s internal control over financial reporting (“ICFR”), management concluded that the Company’s ICFR was not effective as of January 31, 2011 and identified the following control deficiencies that were considered material weaknesses:

(1) Lack of a functioning audit committee and lack of a majority of outside directors on the Company’s board of directors capable of overseeing the audit function;

(2) Inadequate segregation of duties due to a limited number of personnel, which makes the financial reporting process susceptible to management override;

(3) Insufficient written policies and procedures for accounting and financial reporting with respect to the requirements of the Securities and Exchange Commission (“SEC”) and accounting principles generally accepted in the Unites States of America; and

(4) Ineffective controls over period end financial disclosure and reporting processes.

On September 9, 2011, the Company provided KBL with a copy of the disclosures it is making in response to Item 4.01 on this Form 8-K/A, and requested that KBL furnish it with a letter addressed to the SEC stating whether it agrees with the above statements.  A copy of the letter, dated September 9, 2011, is filed as Exhibit 16.1 to this Current Report on Form 8-K/A.

During two-year period ended January 31, 2011 and the subsequent interim period through September 6, 2011, the Company did not consult with Squar Milner regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K and the related instructions thereto) or a reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

Item 9.01  Financial Statements and Exhibits.

(d)  The following exhibits are filed with this report:

Exhibit Number	Description
16.1	Letter from KBL LLP dated September 9, 2011

EXHIBIT INDEX

Exhibit Number	Description
16.1	Letter from KBL LLP dated September 9, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAMMIN JAVA CORP.

By: /s/ Anh Tran
Anh Tran
Date: September 9, 2011	President, Secretary, Treasurer